UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  March 3, 2008
                Date of Report (Date of earliest event reported)

                                 GTJ REIT, INC.
             (Exact name of registrant as specified in its Charter)


       Maryland                       0001368757               20-5188065
(State or other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                          Identification No.)

                                444 Merrick Road
                               Lynbrook, NY 11563
               (Address of principal executive offices) (Zip Code)

                                 (516) 881-3535
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2008, Farm Springs Road LLC (the "Buyer"), a wholly-owned subsidiary of GTJ REIT, Inc. (the "Registrant") closed on its previously announced acquisition of real property known as 8 Farm Springs Road, Farmington Connecticut (the "Property"). The Property was purchased from Eight Farm Springs Road Associates, LLC. The total purchase price for the Property was $23,300,000. The Buyer financed approximately all of the purchase price initially through its existing revolving credit facility with ING USA Annuity And Life Insurance
Company; ING Life Insurance and Annuity Company; Reliastar Life Insurance Company; and Security Life Of Denver Insurance Company.

The acquisition of the Property constitutes a "significant amount of assets" under Item 2.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired
          -----------------------------------------

     The required financial statements for the Property will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed


     (b) Pro Forma Financial Information
         -------------------------------

     The required pro forma financial information for the Property will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

     Exhibits
     --------

     None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008                    GTJ REIT, INC.

                                       By:/s/ Michael I. Kessman
                                          ------------------------------------
                                          Michael I. Kessman
                                          Chief Accounting Officer